UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

CAPITAL RETURNS MASTER, LTD. CAPITAL RETURNS MANAGEMENT, LLC THE CAPITAL RETURNS 2016 FAMILY TRUST RONALD D. BOBMAN DAVID W. MICHELSON
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Capital Returns Master, Ltd., a Cayman Islands exempted company, together with the other participants named herein (collectively, “Capital Returns”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission in connection with the 2022 annual general meeting of shareholders (the “Annual General Meeting”) of Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), to be used to solicit votes for the election of Capital Returns’ slate of highly qualified nominees at the Annual General Meeting.

Capital Returns has delivered the following materials to shareholders of the Company:

IMPORTANT VOTING INSTRUCTIONS FOR ARGO SHAREHOLDERS:

VOTE BY INTERNET OR MAIL

Due to new rules implemented by the SEC, our two nominees will also appear on the Company’s blue proxy card and blue voting instruction form. This means you can vote for needed change at ARGO by voting for our nominees on either the Company’s blue voting instruction form or the enclosed WHITE voting instruction form from Capital Returns. But remember only your latest dated vote actually counts.

VOTING BY INTERNET IS QUICK & EASY!

1)	Go to www.proxyvote.com
2)	Use the 16-digit control number located on the enclosed WHITE voting instruction form.

PLEASE FOLLOW THESE INSTRUCTIONS IF VOTING BY MAI L

1)	We recommend you vote “FOR” the two Capital Returns nominees and the five Acceptable Company nominees we do not oppose. Please do not mark a vote “FOR” more than seven nominees or your vote will be invalidated on the Director proposal. (Proposal 1)

2)	You may also vote “FOR” less than seven nominees, but you must affirmatively mark a “FOR” vote on whichever Director nominees you support, or your vote will default to a withhold vote.

3)	Only your latest dated vote counts. If you didn’t already vote for either or our nominees on the Company’s blue voting instruction form, a later dated vote on enclosed WHITE voting instruction form will revoke your previously cast vote.

4)	While you may vote for our two nominees on the Company’s blue voting instruction form, we still recommend that you vote each and every WHITE voting instruction form you receive since you may own more than one account.

WHITE VOTING INSTRUCTION FORM

You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual General Meeting to be held on

WHITE VOTING INSTRUCTION FORM

As the record holder for your shares, we will vote your shares based on your instructions. Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will vote your shares on certain proposal(s) if permitted to by New York Stock Exchange rules. If you sign and return this form, we will vote any unmarked items as indicated on the reverse side of this form. If your securities are held by a bank, your securities cannot be voted without your specific instructions.

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D92946-P80845-OPPW

THIS WHITE VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

Please check this box if you plan to attend the Meeting and vote these shares in person. ☐

You may only cast a vote FOR 7 out of 9 items in 1A-1I.

	For	Withhold
1. Election of seven directors for a term to end as of the 2023 annual general meeting and until their successors are duly elected and qualified.		
1A. CAPITAL RETURNS NOMINEES: Ronald D. Bobman	☐	☐
1B. CAPITAL RETURNS NOMINEES: David W. Michelson	☐	☐
1C. COMPANY NOMINEES ACCEPTABLE TO CAPITAL RETURNS: Thomas A. Bradley	☐	☐
1D. COMPANY NOMINEES ACCEPTABLE TO CAPITAL RETURNS: Dymphna A. Lehane	☐	☐
1E. COMPANY NOMINEES ACCEPTABLE TO CAPITAL RETURNS: Samuel G. Liss	☐	☐
1F. COMPANY NOMINEES ACCEPTABLE TO CAPITAL RETURNS: Carol A. McFate	☐	☐
1G. COMPANY NOMINEES ACCEPTABLE TO CAPITAL RETURNS: J. Daniel Plants	☐	☐
1H. COMPANY NOMINEES OPPOSED BY CAPITAL RETURNS: Bernard C. Bailey	☐	☐
1I. COMPANY NOMINEES OPPOSED BY CAPITAL RETURNS: Al-Noor Ramji	☐	☐

	For	Against	Abstain
2. The Company's proposal to approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. The Company's proposal to approve the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of the Board of Directors.	☐	☐	☐

CONTINUED ON THE REVERSE SIDE

Signature [PLEASE SIGN WITHIN BOX] Date

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D92947-P80845-OPPW

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF CAPITAL RETURNS MASTER, LTD.
AND THE OTHER PARTICIPANTS IN ITS SOLICITATION
THE BOARD OF DIRECTORS OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
IS NOT SOLICITING THIS VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS VOTING INSTRUCTION FORM WILL BE VOTED "WITHHOLD" ON EACH NOMINEE IN PROPOSAL 1, "AGAINST" PROPOSAL 2 AND "FOR" PROPOSAL 3. AS SUCH, IN ORDER TO VOTE "FOR" ANY NOMINEE YOU MUST MARK THIS VOTING INSTRUCTION FORM ON PROPOSAL 1.

THIS VOTING INSTRUCTION FORM WILL BE VALID UNTIL THE COMPLETION OF THE ANNUAL GENERAL MEETING. THIS VOTING INSTRUCTION FORM WILL ONLY BE VALID IN CONNECTION WITH CAPITAL RETURNS' SOLICITATION OF VOTE INSTRUCTION FORMS FOR THE ANNUAL GENERAL MEETING.

CAPITAL RETURNS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE TWO (2) CAPITAL RETURNS NOMINEES AND "FOR" THE FIVE (5) ACCEPTABLE COMPANY NOMINEES, AND NOT TO VOTE FOR ANY OF THE REMAINING COMPANY NOMINEES, LISTED ON THE REVERSE IN PROPOSAL 1. CAPITAL RETURNS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

YOU MAY SUBMIT VOTES "FOR" UP TO SEVEN NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN SEVEN NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN SEVEN "FOR" BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN SEVEN "FOR" BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS VOTING INSTRUCTION FORM, WHEN DULY EXECUTED, WILL BE VOTED ONLY "FOR" THOSE NOMINEES YOU HAVE SO MARKED.